NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED MARCH 31, 2014

HIGHLIGHTS:

•	All time record net income of $26.7 million for the current quarter, an increase of 29 percent from the prior year first quarter net income of $20.8 million.

•	Current quarter diluted earnings per share of $0.36, an increase of 24 percent from the prior year first quarter diluted earnings per share of $0.29.

•
The loan portfolio increased $25.8 million, or 3 percent annualized, during the current quarter. Excluding acquisitions, the loan portfolio increased $298 million, or 9 percent, from the prior year first quarter.

•	Current quarter net interest margin, on a tax-equivalent basis, of 4.02 percent, an increase of 14 basis points from the prior quarter net interest margin of 3.88 percent.

•	Dividend declared of $0.16 per share during the current quarter. The dividend was the 116th consecutive quarterly dividend declared by the Company.

Results Summary

	Three Months ended
(Dollars in thousands, except per share data)	March 31, 2014	December 31, 2013	March 31, 2013
Net income	$26,730	26,546	20,768
Diluted earnings per share	$0.36	0.36	0.29
Return on average assets (annualized)	1.39%	1.33%	1.11%
Return on average equity (annualized)	11.04%	10.96%	9.20%

KALISPELL, MONTANA, April 21, 2014 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income of $26.7 million for the current quarter, an increase of $6.0 million, or 29 percent, from the $20.8 million of net income for the prior year first quarter. Diluted earnings per share for the current quarter was $0.36 per share, an increase of $0.07, or 24 percent, from the prior year first quarter diluted earnings per share of $0.29. “The first quarter was stronger than expected as earnings, loan growth and our net interest margin all exceeded our forecast,” said Mick Blodnick, President and Chief Executive Officer. “We certainly hope to build on the momentum created these first three months, especially on the loan origination front as we enter what typically has been our best two quarters for loan growth. We’re off to a good start this year. Now we have to continue to work hard to keep it going,” Blodnick said.

Asset Summary

				$ Change from	$ Change from
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
Cash and cash equivalents	$161,691	155,657	129,057	6,034	32,634
Investment securities, available-for-sale	2,669,180	3,222,829	3,658,037	(553,649)	(988,857)
Investment securities, held-to-maturity	481,476	—	—	481,476	481,476
Total investment securities	3,150,656	3,222,829	3,658,037	(72,173)	(507,381)
Loans receivable
Residential real estate	580,306	577,589	513,784	2,717	66,522
Commercial	2,928,995	2,901,283	2,307,632	27,712	621,363
Consumer and other	579,328	583,966	582,429	(4,638)	(3,101)
Loans receivable	4,088,629	4,062,838	3,403,845	25,791	684,784
Allowance for loan and lease losses	(130,729)	(130,351)	(130,835)	(378)	106
Loans receivable, net	3,957,900	3,932,487	3,273,010	25,413	684,890
Other assets	560,476	573,377	549,133	(12,901)	11,343
Total assets	$7,830,723	7,884,350	7,609,237	(53,627)	221,486

Effective January 1, 2014, in connection with the monitoring of its investment securities portfolio, the Company reclassified state and local government securities with a fair value of approximately $485 million (inclusive of a net unrealized gain of $4.6 million) from available-for-sale to held-to-maturity classification. Total investment securities decreased $72 million, or 2 percent, during the current quarter and decreased $507 million, or 14 percent, from March 31, 2013 as the Company continued to reduce the overall size of the investment portfolio. At March 31, 2014, investment securities represented 40 percent of total assets, down from 41 percent at December 31, 2013 and 48 percent at March 31, 2013.

The Company grew its loans receivable by $25.8 million, or 1 percent, during the current quarter, a continuation of the Company’s organic loan growth experienced in each quarter of 2013. The largest dollar and percentage increase was in commercial loans which increased $27.7 million, or 1 percent, during the current quarter. Excluding the loans receivable from the acquisitions of North Cascades National Bank (“NCB”) and First State Bank (“FSB”) during 2013, the loan portfolio increased $298 million, or 9 percent, since March 31, 2013 of which $292 million came from growth in commercial loans. $202 million of the increase in this category was from commercial real estate loans. Decreases in consumer and other loans was primarily attributable to customers paying off home equity lines of credit as they refinanced their first mortgage.

Credit Quality Summary

	At or for the Three Months ended	At or for the Year ended	At or for the Three Months ended
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013
Allowance for loan and lease losses
Balance at beginning of period	$130,351	130,854	130,854
Provision for loan losses	1,122	6,887	2,100
Charge-offs	(1,586)	(13,643)	(3,614)
Recoveries	842	6,253	1,495
Balance at end of period	$130,729	130,351	130,835
Other real estate owned	$27,332	26,860	43,975
Accruing loans 90 days or more past due	569	604	563
Non-accrual loans	78,905	81,956	90,856
Total non-performing assets [1]	$106,806	109,420	135,394
Non-performing assets as a percentage of subsidiary assets	1.37%	1.39%	1.79%
Allowance for loan and lease losses as a percentage of non-performing loans	164%	158%	143%
Allowance for loan and lease losses as a percentage of total loans	3.20%	3.21%	3.84%
Net charge-offs as a percentage of total loans	0.02%	0.18%	0.06%
Accruing loans 30-89 days past due	$42,862	32,116	32,278
__________
1 As of March 31, 2014, non-performing assets have not been reduced by U.S. government guarantees of $4.1 million.

Non-performing assets at March 31, 2014 were $107 million, a decrease of $2.6 million, or 2 percent, during the current quarter and a decrease of $28.6 million, or 21 percent, from a year ago. The largest category of non-performing assets was the land, lot and other construction category (i.e., regulatory classification) which was $50.9 million, or 48 percent, of the non-performing assets at March 31, 2014. Included in this category was $24.6 million of land development loans and $13.0 million in unimproved land loans at March 31, 2014. During the current quarter, the Company continued to reduce its exposure to land, lot and other construction category as it has over the past few years. The Company’s early stage delinquencies (accruing loans 30-89 days past due) of $42.9 million at March 31, 2014 increased $10.7 million, or 33 percent, from the prior quarter and increased $10.6 million, or 33 percent, from the prior year first quarter.

The allowance for loan and lease losses (“allowance”) was $131 million at March 31, 2014 and remained stable compared to the prior year end and a year ago. The allowance was 3.20 percent of total loans outstanding at March 31, 2014, a decrease of 1 basis point from 3.21 percent at December 31, 2013. The allowance as a percentage of total loans at March 31, 2014 decreased 64 basis points from 3.84 percent at March 31, 2013 primarily as a result of no allowance carried over from the NCB and FSB acquisitions since the acquired loans were recorded at fair value. Excluding the acquired banks, the allowance was 3.52 percent of total loans outstanding at March 31, 2014, a 32 basis points decrease from 3.84 percent at March 31, 2013.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
First quarter 2014	$1,122	744	3.20%	1.05%	1.37%
Fourth quarter 2013	1,802	2,216	3.21%	0.79%	1.39%
Third quarter 2013	1,907	2,025	3.27%	0.66%	1.56%
Second quarter 2013	1,078	1,030	3.56%	0.60%	1.64%
First quarter 2013	2,100	2,119	3.84%	0.95%	1.79%
Fourth quarter 2012	2,275	8,081	3.85%	0.80%	1.87%
Third quarter 2012	2,700	3,499	4.01%	0.83%	2.33%
Second quarter 2012	7,925	7,052	3.99%	1.41%	2.69%

Net charged-off loans for the current quarter totaled $744 thousand, a decrease of $1.5 million, or 66 percent, from the prior quarter and $1.4 million, or 65 percent, from the prior year first quarter, respectively. “Credit costs continued to improve this quarter as net charged-off loans declined significantly. As real estate values have increased it has helped reduce loss exposure as we dispose of troubled credits. In addition, we now have had two consecutive quarters where recoveries of prior charged-off loans have helped to reduce the overall net charge-off amount,” Blodnick said. The current quarter provision for loan losses of $1.1 million decreased $680 thousand from the prior quarter and decreased $978 thousand from the prior year first quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of provision for loan loss expense.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from	$ Change from
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
Non-interest bearing deposits	$1,396,272	1,374,419	1,180,738	21,853	215,534
Interest bearing deposits	4,228,193	4,205,548	4,192,477	22,645	35,716
Repurchase agreements	327,322	313,394	312,505	13,928	14,817
FHLB advances	686,744	840,182	802,004	(153,438)	(115,260)
Other borrowed funds	8,069	8,387	10,276	(318)	(2,207)
Subordinated debentures	125,597	125,562	125,454	35	143
Other liabilities	73,566	53,608	71,503	19,958	2,063
Total liabilities	$6,845,763	6,921,100	6,694,957	(75,337)	150,806

Non-interest bearing deposits of $1.396 billion at March 31, 2014 increased $21.9 million, or 2 percent, during the current quarter. Excluding the NCB & FSB acquisitions, non-interest bearing deposits at March 31, 2014 increased $109 million, or 9 percent, since March 31, 2013. Interest bearing deposits of $4.228 billion at March 31, 2014 included $178 million of wholesale deposits (i.e., brokered deposits classified as NOW, money market deposit and certificate accounts). Excluding a decrease of $26.7 million in wholesale deposits during the current quarter, interest bearing deposits at March 31, 2014 increased $49.3 million, or 1 percent, during the current quarter. Excluding the acquisitions and a $478 million decrease in wholesale deposits, interest bearing deposits at March 31, 2014 increased $74.4 million, or 2 percent, from March 31, 2013. In addition to the increase in deposits, the Company has benefited from a higher than expected increase in the number of checking accounts during the current quarter. Federal Home Loan Bank (“FHLB”) advances of $687 million at March 31, 2014 decreased $153 million, or 18 percent, during the current quarter and decreased $115 million, or 14 percent, from March 31, 2013 as the need for borrowings continued to decrease with the increase in deposits.

Stockholders’ Equity Summary

				$ Change from	$ Change from
(Dollars in thousands, except per share data)	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
Common equity	$969,672	953,605	864,205	16,067	105,467
Accumulated other comprehensive income	15,288	9,645	50,075	5,643	(34,787)
Total stockholders’ equity	984,960	963,250	914,280	21,710	70,680
Goodwill and core deposit intangible, net	(138,508)	(139,218)	(111,788)	710	(26,720)
Tangible stockholders’ equity	$846,452	824,032	802,492	22,420	43,960
Stockholders’ equity to total assets	12.58%	12.22%	12.02%
Tangible stockholders’ equity to total tangible assets	11.00%	10.64%	10.70%
Book value per common share	$13.23	12.95	12.70	0.28	0.53
Tangible book value per common share	$11.37	11.08	11.14	0.29	0.23
Market price per share at end of period	$29.07	29.79	18.98	(0.72)	10.09

Tangible stockholders’ equity of $846 million at March 31, 2014 increased $22.4 million, or 3 percent, from the prior quarter which was primarily driven by earnings retention. Tangible stockholders’ equity increased $44.0 million from a year ago as the result of $45 million of Company stock issued in connection with the acquisitions and an increase in earnings retention, which were offset by the decrease in accumulated other comprehensive income of $34.8 million. Tangible book value per common share of $11.37 increased $0.29 per share from the prior quarter and increased $0.23 per share from the prior year first quarter.

Cash Dividend
On March 26, 2014, the Company’s Board of Directors declared a cash dividend of $0.16 per share, payable April 17, 2014 to shareholders of record on April 8, 2014. The dividend was the 116th consecutive quarterly dividend declared by the Company. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended March 31, 2014
Compared to December 31, 2013 and March 31, 2013

Revenue Summary

	Three Months ended
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013
Net interest income
Interest income	$74,087	73,939	57,955
Interest expense	6,640	6,929	7,458
Total net interest income	67,447	67,010	50,497
Non-interest income
Service charges, loan fees, and other fees	13,248	14,695	11,675
Gain on sale of loans	3,595	4,935	9,089
Loss on sale of investments	(51)	—	(137)
Other income	2,596	3,372	2,323
Total non-interest income	19,388	23,002	22,950
	$86,835	90,012	73,447
Net interest margin (tax-equivalent)	4.02%	3.88%	3.14%

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
Net interest income
Interest income	$148	$16,132	—%	28%
Interest expense	(289)	(818)	(4)%	(11)%
Total net interest income	437	16,950	1%	34%
Non-interest income
Service charges, loan fees, and other fees	(1,447)	1,573	(10)%	13%
Gain on sale of loans	(1,340)	(5,494)	(27)%	(60)%
Loss on sale of investments	(51)	86	n/m	(63)%
Other income	(776)	273	(23)%	12%
Total non-interest income	(3,614)	(3,562)	(16)%	(16)%
	$(3,177)	$13,388	(4)%	18%

_______
n/m - not measurable

Net Interest Income
The current quarter interest income of $74.1 million increased $148 thousand over the prior quarter. The current quarter increase in interest income on the investment portfolio was driven primarily by a decrease in premium amortization (net of discount accretion) on the investment securities (“premium amortization”). Included in the current quarter’s interest income was $7.6 million of premium amortization on investment securities compared to $9.0 million in the prior quarter, a $1.4 million decrease in premium amortization compared to a decrease of $6.2 million in premium amortization in the prior quarter. The current quarter decrease in premium amortization on investment securities was the fifth consecutive quarter the Company has experienced such reduction. The current quarter interest income also increased as a result of greater interest income on commercial loans which was driven by both volume and rate increases.

The current quarter’s interest income increased $16.1 million, or 28 percent, over the prior year quarter and was primarily attributable to higher interest income on the investment portfolio and commercial loans. Interest income on investment securities of $24.3 million increased $10.1 million, or 71 percent, over the prior year first quarter as premium amortization decreased $13.8 million. The current quarter interest income on commercial loans of $35.0 million increased $6.4 million, or 22 percent, over the prior year quarter as a result of increased volume of commercial loans.

The current quarter interest expense of $6.6 million decreased $289 thousand, or 4 percent, from the prior quarter and decreased $818 thousand, or 11 percent, from the prior year first quarter. The decrease in interest expense from the prior quarter and the prior year quarter was the result of decreases in retail deposit interest rates and decreases in the volume of wholesale deposits and borrowings. The cost of total funding (including non-interest bearing deposits) for the current and the prior quarter was 40 basis points, a decrease of 6 basis points compared to 46 basis points for the prior year first quarter.

The Company’s current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 4.02 percent, an increase of 14 basis points from the prior quarter net interest margin of 3.88 percent. Similar to the prior quarter, the current quarter increase in the net interest margin was the result of an increasing yield on the investment portfolio coupled with a shift in earning assets from investment securities to the higher yielding loan portfolio. The current quarter increase in the investment yield was principally due to a decrease in premium amortization which was consistent with the prior quarter. Of the 19 basis points increase in yield on investment securities during the current quarter, 13 basis points was due to the decrease in premium amortization. The premium amortization in the current quarter accounted for a 45 basis points reduction in the net interest margin compared to a 51 basis points reduction in the prior quarter and 123 basis points reduction in the net interest margin in the prior year first quarter. “Net interest income and net interest margin continue to improve through loan growth combined with the reduction in the lower yielding investment portfolio,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the current quarter totaled $19.4 million, a decrease of $3.6 over the prior quarter and a decrease of $3.6 million over the same quarter last year. Service charge fee income decreased $1.4 million, or 10 percent, from the prior quarter due to seasonal activity and fewer days in the current quarter. Service charge fee income increased $1.6 million, or 13 percent, from the prior year first quarter which was driven by an increased volume and increased number of deposit accounts. Gain of $3.6 million on the sale of loans in the current quarter was a reduction of $1.3 million, or 27 percent, from the prior quarter and a decrease of $5.5 million, or 60 percent, from the prior year first quarter. The Company continued to experience a slowdown in refinance activity during the current quarter, although the decrease in gain on sale of loans was offset by the decrease in premium amortization on investment securities, both of which were attributable to the continuing slowdown of refinance activity. Other income of $2.6 million for the current quarter decreased $776 thousand, or 23 percent, from the prior quarter primarily as a result of a decrease in income related to other real estate owned (“OREO”). Included in other income was operating revenue of $64 thousand from OREO and gain of $747 thousand on the sales of OREO, the combined total of $811 thousand for the most recent quarter compared to $1.6 million for the prior quarter and $726 thousand for the prior year first quarter.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013
Compensation and employee benefits	$28,634	27,258	24,577
Occupancy and equipment	6,613	6,723	5,825
Advertising and promotions	1,777	1,847	1,548
Outsourced data processing	1,288	1,623	825
Other real estate owned	507	2,295	884
Regulatory assessments and insurance	1,592	1,519	1,641
Core deposit intangibles amortization	710	717	486
Other expense	8,949	11,052	7,648
Total non-interest expense	$50,070	53,034	43,434

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
Compensation and employee benefits	$1,376	$4,057	5%	17%
Occupancy and equipment	(110)	788	(2)%	14%
Advertising and promotions	(70)	229	(4)%	15%
Outsourced data processing	(335)	463	(21)%	56%
Other real estate owned	(1,788)	(377)	(78)%	(43)%
Regulatory assessments and insurance	73	(49)	5%	(3)%
Core deposit intangibles amortization	(7)	224	(1)%	46%
Other expense	(2,103)	1,301	(19)%	17%
Total non-interest expense	$(2,964)	$6,636	(6)%	15%

Compensation and employee benefits increased by $1.4 million, or 5 percent, from the prior quarter due to benefit increases primarily in health insurance, and other adjustments, specifically increased FICA expense and director stock compensation. Compensation and employee benefits increased by $4.1 million, or 17 percent, from the prior year first quarter due to the increased number of employees from the NCB and FSB acquisitions along with additional benefit costs. Occupancy and equipment expense increased $788 thousand, or 14 percent, from the prior year first quarter as a result of the acquisitions and increases in equipment expense related to information and technology infrastructure. Advertising and promotion expense increased $229 thousand, or 15 percent, compared to the prior year first quarter primarily from recent marketing promotions at a number of the Bank divisions. Outsourced data processing expense increased $463 thousand, or 56 percent, from the prior year first quarter because of the acquired banks’ outsourced data processing expense. OREO expense decreased $1.8 million, or 78 percent, from the prior quarter and decreased $377 thousand, or 43 percent, from the prior year first quarter. The current quarter OREO expense of $507 thousand included $284 thousand of operating expense, $54 thousand of fair value write-downs, and $169 thousand of loss on sale of OREO. OREO expense may fluctuate as the Company continues to work through non-performing assets and dispose of foreclosed properties. Other expense decreased by $2.1 million, or 19 percent, over the prior quarter primarily as a result of decreases in loan repurchases and debit card fraud losses which were partially offset by increases in professional and outside services expenses. Other expense increased $1.3 million, or 17 percent, from the prior year first quarter primarily from debit card expenses and other deposit account related charges.

Efficiency Ratio
The efficiency ratio for the current quarter was 53 percent compared to 55 percent for the prior year first quarter. The improvement in the efficiency ratio was primarily driven by the significant increase in net interest income which exceeded the increase in non-interest expense and the decrease in non-interest income.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 72 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and Bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown, all operating in Montana; as well as Mountain West Bank, Coeur d’Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell and First State Bank, Wheatland, each operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and Bank of the San Juans, Durango, operating in Colorado.

Forward Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•
the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio, including as a result of a slow recovery in the housing and real estate markets in its geographic areas;

•	increased loan delinquency rates;

•
the risks presented by a slow economic recovery which could adversely affect credit quality, loan collateral values, OREO values, investment values, liquidity and capital levels, dividends and loan originations;

•	changes in market interest rates, which could adversely affect the Company’s net interest income and profitability;

•
legislative or regulatory changes that adversely affect the Company’s business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become additionally impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital in the future;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions which may have greater resources could change the competitive landscape;

•	dependence on the CEO, the senior management team and the Presidents of the Bank divisions;

•	potential interruption or breach in security of the Company’s systems; and

•	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	March 31, 2014	December 31, 2013	March 31, 2013
Assets
Cash on hand and in banks	$116,267	109,995	88,132
Federal funds sold	14,055	10,527	—
Interest bearing cash deposits	31,369	35,135	40,925
Cash and cash equivalents	161,691	155,657	129,057
Investment securities, available-for-sale	2,669,180	3,222,829	3,658,037
Investment securities, held-to-maturity	481,476	—	—
Total investment securities	3,150,656	3,222,829	3,658,037
Loans held for sale	36,133	46,738	88,035
Loans receivable	4,088,629	4,062,838	3,403,845
Allowance for loan and lease losses	(130,729)	(130,351)	(130,835)
Loans receivable, net	3,957,900	3,932,487	3,273,010
Premises and equipment, net	166,757	167,671	159,224
Other real estate owned	27,332	26,860	43,975
Accrued interest receivable	41,274	41,898	39,024
Deferred tax asset	39,997	43,549	17,449
Core deposit intangible, net	8,802	9,512	5,688
Goodwill	129,706	129,706	106,100
Non-marketable equity securities	52,192	52,192	48,812
Other assets	58,283	55,251	40,826
Total assets	$7,830,723	7,884,350	7,609,237
Liabilities
Non-interest bearing deposits	$1,396,272	1,374,419	1,180,738
Interest bearing deposits	4,228,193	4,205,548	4,192,477
Securities sold under agreements to repurchase	327,322	313,394	312,505
Federal Home Loan Bank advances	686,744	840,182	802,004
Other borrowed funds	8,069	8,387	10,276
Subordinated debentures	125,597	125,562	125,454
Accrued interest payable	3,173	3,505	4,095
Other liabilities	70,393	50,103	67,408
Total liabilities	6,845,763	6,921,100	6,694,957
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	745	744	720
Paid-in capital	692,196	690,918	642,285
Retained earnings - substantially restricted	276,731	261,943	221,200
Accumulated other comprehensive income	15,288	9,645	50,075
Total stockholders’ equity	984,960	963,250	914,280
Total liabilities and stockholders’ equity	$7,830,723	7,884,350	7,609,237
Number of common stock shares issued and outstanding	74,465,666	74,373,296	72,018,617

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended
(Dollars in thousands, except per share data)	March 31, 2014	December 31, 2013	March 31, 2013
Interest Income
Residential real estate loans	$7,087	7,919	7,260
Commercial loans	35,042	34,662	28,632
Consumer and other loans	7,643	7,869	7,864
Investment securities	24,315	23,489	14,199
Total interest income	74,087	73,939	57,955
Interest Expense
Deposits	3,089	3,286	3,712
Securities sold under agreements to repurchase	210	221	227
Federal Home Loan Bank advances	2,514	2,581	2,651
Federal funds purchased and other borrowed funds	53	46	52
Subordinated debentures	774	795	816
Total interest expense	6,640	6,929	7,458
Net Interest Income	67,447	67,010	50,497
Provision for loan losses	1,122	1,802	2,100
Net interest income after provision for loan losses	66,325	65,208	48,397
Non-Interest Income
Service charges and other fees	12,219	13,363	10,586
Miscellaneous loan fees and charges	1,029	1,332	1,089
Gain on sale of loans	3,595	4,935	9,089
Loss on sale of investments	(51)	—	(137)
Other income	2,596	3,372	2,323
Total non-interest income	19,388	23,002	22,950
Non-Interest Expense
Compensation and employee benefits	28,634	27,258	24,577
Occupancy and equipment	6,613	6,723	5,825
Advertising and promotions	1,777	1,847	1,548
Outsourced data processing	1,288	1,623	825
Other real estate owned	507	2,295	884
Regulatory assessments and insurance	1,592	1,519	1,641
Core deposit intangibles amortization	710	717	486
Other expense	8,949	11,052	7,648
Total non-interest expense	50,070	53,034	43,434
Income Before Income Taxes	35,643	35,176	27,913
Federal and state income tax expense	8,913	8,630	7,145
Net Income	$26,730	26,546	20,768
Basic earnings per share	$0.36	0.36	0.29
Diluted earnings per share	$0.36	0.36	0.29
Dividends declared per share	$0.16	0.16	0.14
Average outstanding shares - basic	74,437,393	74,341,256	71,965,665
Average outstanding shares - diluted	74,480,818	74,417,361	72,013,177

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended			Three Months ended
	March 31, 2014			March 31, 2013
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$609,534	7,087	4.65%	$617,852	7,260	4.70%
Commercial loans	2,882,054	35,042	4.93%	2,271,070	28,632	5.11%
Consumer and other loans	576,625	7,643	5.38%	587,433	7,864	5.43%
Total loans [1]	4,068,213	49,772	4.96%	3,476,355	43,756	5.10%
Tax-exempt investment securities [2]	1,191,679	16,768	5.63%	959,728	14,150	5.90%
Taxable investment securities [3]	2,101,464	13,064	2.49%	2,686,727	4,772	0.71%
Total earning assets	7,361,356	79,604	4.39%	7,122,810	62,678	3.57%
Goodwill and intangibles	138,901			112,037
Non-earning assets	317,625			349,000
Total assets	$7,817,882			$7,583,847
Liabilities
Non-interest bearing deposits	$1,329,736	—	—%	$1,141,181	—	—%
NOW accounts	1,097,430	334	0.12%	965,799	273	0.11%
Savings accounts	628,947	80	0.05%	495,975	73	0.06%
Money market deposit accounts	1,187,525	600	0.20%	997,088	514	0.21%
Certificate accounts	1,132,828	1,984	0.71%	1,082,132	2,426	0.91%
Wholesale deposits [4]	148,417	91	0.25%	579,188	426	0.30%
FHLB advances	825,823	2,514	1.22%	921,652	2,651	1.17%
Repurchase agreements, federal funds purchased and other borrowed funds	439,700	1,037	0.96%	427,693	1,095	1.04%
Total funding liabilities	6,790,406	6,640	0.40%	6,610,708	7,458	0.46%
Other liabilities	45,787			57,767
Total liabilities	6,836,193			6,668,475
Stockholders’ Equity
Common stock	744			720
Paid-in capital	691,626			641,997
Retained earnings	274,865			220,438
Accumulated other comprehensive income	14,454			52,217
Total stockholders’ equity	981,689			915,372
Total liabilities and stockholders’ equity	$7,817,882			$7,583,847
Net interest income (tax-equivalent)		$72,964			$55,220
Net interest spread (tax-equivalent)			3.99%			3.11%
Net interest margin (tax-equivalent)			4.02%			3.14%
__________

[1]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[2]	Includes tax effect of $5.1 million and $4.3 million on tax-exempt investment security income for the three months ended March 31, 2014 and 2013, respectively.

[3]	Includes tax effect of $372 thousand and $381 thousand on investment security tax credits for the three months ended March 31, 2014 and 2013, respectively.

[4]	Wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from	% Change from
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
Custom and owner occupied construction	$44,333	50,352	36,607	(12)%	21%
Pre-sold and spec construction	34,786	34,217	36,162	2%	(4)%
Total residential construction	79,119	84,569	72,769	(6)%	9%
Land development	82,275	73,132	78,524	13%	5%
Consumer land or lots	104,308	109,175	100,722	(4)%	4%
Unimproved land	49,871	50,422	49,904	(1)%	—%
Developed lots for operative builders	15,984	15,951	15,713	—%	2%
Commercial lots	15,609	12,585	17,717	24%	(12)%
Other construction	84,214	103,807	68,046	(19)%	24%
Total land, lot, and other construction	352,261	365,072	330,626	(4)%	7%
Owner occupied	812,727	811,479	705,232	—%	15%
Non-owner occupied	611,093	588,114	466,493	4%	31%
Total commercial real estate	1,423,820	1,399,593	1,171,725	2%	22%
Commercial and industrial	523,071	523,354	428,202	—%	22%
Agriculture	269,886	279,959	146,606	(4)%	84%
1st lien	726,471	733,406	684,968	(1)%	6%
Junior lien	71,012	73,348	79,549	(3)%	(11)%
Total 1-4 family	797,483	806,754	764,517	(1)%	4%
Multifamily residential	143,438	123,154	94,246	16%	52%
Home equity lines of credit	298,073	298,119	306,606	—%	(3)%
Other consumer	131,030	130,758	109,047	—%	20%
Total consumer	429,103	428,877	415,653	—%	3%
Other	106,581	98,244	67,536	8%	58%
Total loans receivable, including loans held for sale	4,124,762	4,109,576	3,491,880	—%	18%
Less loans held for sale [1]	(36,133)	(46,738)	(88,035)	(23)%	(59)%
Total loans receivable	$4,088,629	4,062,838	3,403,845	1%	20%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accruing Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	March 31, 2014	March 31, 2014
Custom and owner occupied construction	$1,227	1,248	1,322	1,227	—	—
Pre-sold and spec construction	663	828	1,101	238	—	425
Total residential construction	1,890	2,076	2,423	1,465	—	425
Land development	24,555	25,062	28,872	15,503	—	9,052
Consumer land or lots	3,169	2,588	5,800	2,333	—	836
Unimproved land	12,965	13,630	17,407	11,781	—	1,184
Developed lots for operative builders	2,157	2,215	2,177	1,485	—	672
Commercial lots	2,842	2,899	2,828	291	—	2,551
Other construction	5,168	5,167	5,181	179	—	4,989
Total land, lot and other construction	50,856	51,561	62,265	31,572	—	19,284
Owner occupied	14,625	14,270	14,097	12,746	—	1,879
Non-owner occupied	3,563	4,301	4,972	2,383	90	1,090
Total commercial real estate	18,188	18,571	19,069	15,129	90	2,969
Commercial and industrial	5,030	6,400	5,727	4,965	35	30
Agriculture	3,484	3,529	6,213	2,985	197	302
1st lien	17,457	17,630	23,341	13,002	146	4,309
Junior lien	4,947	4,767	6,366	4,908	39	—
Total 1-4 family	22,404	22,397	29,707	17,910	185	4,309
Multifamily residential	156	—	253	156	—	—
Home equity lines of credit	4,434	4,544	8,402	4,405	29	—
Other consumer	364	342	520	318	33	13
Total consumer	4,798	4,886	8,922	4,723	62	13
Other	—	—	815	—	—	—
Total	$106,806	109,420	135,394	78,905	569	27,332

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from	% Change from
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
Custom and owner occupied construction	$277	202	—	37%	n/m
Pre-sold and spec construction	101	—	394	n/m	(74)%
Total residential construction	378	202	394	87%	(4)%
Land development	—	—	1,437	n/m	(100)%
Consumer land or lots	504	1,716	1,665	(71)%	(70)%
Unimproved land	420	615	915	(32)%	(54)%
Developed lots for operative builders	1,163	8	303	14,438%	284%
Total land, lot and other construction	2,087	2,339	4,320	(11)%	(52)%
Owner occupied	9,099	5,321	5,524	71%	65%
Non-owner occupied	2,901	2,338	3,825	24%	(24)%
Total commercial real estate	12,000	7,659	9,349	57%	28%
Commercial and industrial	6,192	3,542	3,873	75%	60%
Agriculture	2,710	1,366	2,785	98%	(3)%
1st lien	15,018	12,386	8,254	21%	82%
Junior lien	503	482	625	4%	(20)%
Total 1-4 family	15,521	12,868	8,879	21%	75%
Multifamily Residential	1,535	1,075	12	43%	12,692%
Home equity lines of credit	1,506	1,999	1,238	(25)%	22%
Other consumer	933	1,066	1,428	(12)%	(35)%
Total consumer	2,439	3,065	2,666	(20)%	(9)%
Total	$42,862	32,116	32,278	33%	33%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	March 31, 2014
Custom and owner occupied construction	$—	(51)	(1)	—	—
Pre-sold and spec construction	(16)	(10)	(7)	—	16
Total residential construction	(16)	(61)	(8)	—	16
Land development	93	(383)	68	128	35
Consumer land or lots	(69)	843	(38)	11	80
Unimproved land	(5)	715	239	10	15
Developed lots for operative builders	(17)	(81)	(22)	—	17
Commercial lots	(2)	248	242	—	2
Other construction	—	(473)	(1)	—	—
Total land, lot and other construction	—	869	488	149	149
Owner occupied	(18)	350	(305)	—	18
Non-owner occupied	(185)	397	12	45	230
Total commercial real estate	(203)	747	(293)	45	248
Commercial and industrial	1,038	3,096	575	1,111	73
Agriculture	—	53	3	—	—
1st lien	(199)	681	181	57	256
Junior lien	38	106	71	54	16
Total 1-4 family	(161)	787	252	111	272
Multifamily residential	1	(39)	(5)	7	6
Home equity lines of credit	51	1,606	1,154	81	30
Other consumer	34	324	(47)	81	47
Total consumer	85	1,930	1,107	162	77
Other	—	8	—	1	1
Total	$744	7,390	2,119	1,586	842

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